UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2013 (December 23, 2013)

Newcastle Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction

of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Master Leases

In connection with the acquisition of 51 independent living senior housing properties (the “Holiday Portfolio”) from certain subsidiaries of Holiday Acquisition Holdings LLC (together with its affiliates, “Holiday”), described below under Item 2.01, on December 23, 2013, 51 special purpose entities wholly owned by Newcastle Investment Corp. (“Newcastle”) entered into two triple net master leases of the Holiday Portfolio with affiliates of Holiday (collectively, the “Master Tenants”). Holiday is the largest private owner and operator of senior housing in North America, and it operates 333 properties with 40,000 apartments in 43 states in the United States and seven provinces in Canada. Holiday is majority owned by private equity funds managed by an affiliate of Newcastle’s manager.

Each lease has a 17-year term and first-year rent equal to 6.5% of the purchase price with annual increases during the following three years of 4.5% and increases thereafter based on the Consumer Price Index. Under each master lease, the Master Tenants will be responsible for operating the Holiday Portfolio and for the related costs including taxes, insurance, repairs and capital improvements.

Each master lease includes (i) a covenant requiring the Master Tenant to maintain a minimum lease coverage ratio (i.e., the ratio of (a) EBITDAR, as defined below, less capital expenditures to (b) lease expense), which ratio steps up during the term of the lease and is subject to certain cure provisions, (ii) minimum capital expenditure requirements, (iii) customary operating covenants, events of default, and remedies, (iv) a non-compete restricting certain affiliates of the Master Tenant from developing or constructing new independent living properties within a specified radius of any property acquired by Newcastle in this transaction, and (v) restrictions on a change of control of the Master Tenant and Guarantor (as defined below), subject to certain exceptions. The master leases are secured by an aggregate of approximately $43.4 million security deposit. Additionally, the Master Tenants granted Newcastle a first priority security interest in certain personal property and receivables arising from the operations of the Holiday Portfolio, which security interest secure the Master Tenants’ obligations under the master leases.

The Master Tenants’ obligations to Newcastle under the master leases are also guaranteed by a subsidiary of Holiday (the “Guarantor”). The Guarantor is required to maintain a minimum net worth (book value plus accumulated depreciation and certain other adjustments as defined in the guaranty) of $150 million, a minimum fixed charge coverage ratio (earnings before interest expense, taxes, depreciation, amortization and rent (“EBITDAR”) divided by rent and interest) of 1.10 and a maximum leverage ratio (debt plus 10 times cash rent divided by EBITDAR) of 10 to 1.

Financing

On December 23, 2013, for purposes of funding the acquisition of the Holiday Portfolio, certain wholly owned subsidiaries of Newcastle, as borrowers (collectively, the “Mortgage Borrowers”) entered into the following loan facilities with GS Commercial Real Estate LP (“Lender”): (i) a term loan in the original principal amount of $316,850,000 (the “Pool 1 Mortgage Loan” and the agreements evidencing the same, the “Pool 1 Loan Documents”) scheduled to mature in 2021 and secured by 25 facilities fee-owned or ground leased by the Mortgage Borrowers and (ii) a term loan facility in the original principal amount of $362,499,000 (the “Pool 2 Mortgage Loan” and the agreements evidencing the same, the “Pool 2 Loan Documents”) scheduled to mature in 2024 and secured by 26 facilities fee-owned or ground leased by the Mortgage Borrowers.

Additionally, certain wholly-owned subsidiaries of Newcastle, as borrowers (collectively, the “Mezzanine Borrowers”, and together with the Mortgage Borrowers, the “Borrowers”) entered into the following mezzanine loan facilities with Lender: (x) a mezzanine loan in the original principal amount of $40,000,000 (the “Pool 1 Mezzanine Loan” and the agreements evidencing the same, the “Pool 1 Mezzanine Loan Documents”) scheduled to mature in 2021 and secured by a pledge of one hundred percent (100%) of the equity interests in the Mortgage Borrowers under the Pool 1 Mortgage Loan, and (y) a mezzanine loan in the original principal amount of $1,000 (the “Pool 2 Mezzanine Loan” and the agreements evidencing the same, the “Pool 2 Mezzanine Loan Documents”, and together with the Pool 1 Mortgage Loan Documents, the Pool 2 Mortgage Loan Documents and the Pool 1 Mezzanine Loan Documents, the “Loan Documents”) scheduled to mature in 2024 and secured by a pledge of one hundred percent (100%) of the equity interests in the Mortgage Borrowers under the Pool 2 Mortgage Loan. The Borrowers’ obligations under each of the Loan Documents are guaranteed by Newcastle.

The Loan Documents contain customary representations, warranties and covenants, including, but not limited to restrictions on indebtedness, liens, guarantee obligations, mergers, acquisitions, consolidations, liquidations and dissolutions, sales of assets, leases, restrictions on the payment of dividends, investments, loans and advances and transactions with affiliates. The Loan Documents include customary events of default for financings of this type (with customary grace periods, as applicable).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 23, 2013, NIC Acquisitions LLC, a wholly owned subsidiary of Newcastle, completed the previously announced acquisition of the Holiday Portfolio for $1.04 billion (including transaction costs), pursuant to a Purchase Agreement entered into with Holiday on November 18, 2013. The purchase price was funded with $720 million of non-recourse, fixed-rate mortgage debt, as described above under Item 1.01, and $320 million of equity. The properties will continue to be operated by Holiday pursuant to the master leases described above. Holiday is majority owned by private equity funds managed by an affiliate of Newcastle’s manager.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Financing” in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Newcastle will file the required financial statements as soon as practicable but in no event later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCASTLE INVESTMENT CORP.
(Registrant)

/s/ Jonathan R. Brown
Jonathan R. Brown
Interim Chief Financial Officer

Date: December 30, 2013

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